Exhibit 10.1

EXECUTIVES FORM

BENITEC BIOPHARMA INC.

EVIDENCE OF AWARD

OF OPTION RIGHT

PURSUANT TO THE

BENITEC BIOPHARMA INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

This EVIDENCE OF AWARD of OPTION RIGHT (“Agreement”), dated as of the Date of Grant between Benitec Biopharma Inc., a Delaware corporation (the “Company”), and [●] (the “Optionee”).

Preliminary Statement

The Committee hereby grants this non-qualified stock option (the “Option Right”) as of [●] (the “Date of Grant”), pursuant to the Benitec Biopharma Inc. 2020 Equity and Incentive Compensation Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of Common Stock, $0.0001 par value per share of the Company (the “Common Stock”), set forth below to the Optionee, as an officer or other employee of the Company or any Subsidiary (collectively, the Company and all of its Subsidiaries shall be referred to as the “Employer”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Optionee. By signing and returning this Agreement, the Optionee acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Tax Matters. No part of the Option Right is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2. Grant of Option Right. Subject to the Plan and the terms and conditions set forth herein and therein, the Optionee is hereby granted the Option Right to purchase from the Company [●] shares of Common Stock at a price per share of [●] (the “Option Price”).

3. Vesting.

(a) Vesting. The Option Right shall vest and become exercisable in [●] substantially equal installments on each of the [●] through [●] anniversaries of the Date of Grant (each such date, a “Vesting Date”); provided, with respect to each Vesting Date, that the Optionee has not experienced a “Termination of Service” (as defined below) prior to such date. There shall be no proportionate or partial vesting in the periods prior to each Vesting Date.

(b) Termination. Any portion of the Option that is not vested as of the date of a Optionee’s Termination of Service any reason shall terminate and expire on the date of such Termination of Service.

4. Exercise.

(a) To the extent that the Option Right has become vested and exercisable with respect to a number of shares of Common Stock, the Option Right may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option Right in accordance with the Plan. The Optionee may exercise the Option Right by delivering to the Company written notice of the number of shares of Common Stock covered by the exercise, together with the aggregate Option Price. Payment of the applicable Option Price may be made by: (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of the Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(b) Unless otherwise directed or permitted by the Committee, the Optionee shall pay or provide for applicable withholding taxes in respect of the exercise of the Option by (i) by making arrangements with the Company to have such taxes withheld from other compensation due to Optionee; (ii) remitting the aggregate amount of such taxes to the Company by cash, check, bank draft or money order payable to the order of the Company; (iii) having withheld, from the Common Stock required to be delivered to the Optionee, Common Stock having a value up to the maximum individual tax rate in each relevant jurisdiction applicable to the Optionee at such time of withholding, so long as the withholdings do not result in adverse accounting consequences to the Company (as determined by the Company in its sole discretion); or (iv) delivering to the Company other shares of Common Stock held by such Optionee.

(c) Upon the exercise of the Option, the Optionee:

(i) will be deemed to acknowledge and make such representations and warranties as may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Optionee; and

(ii) will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan or this Agreement or dispose of the Common Stock unless and until the Optionee has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

5. Option Term. The term of the Option Right shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”), subject to earlier termination in the event of the Optionee’s Termination of Service as specified in the Plan and this Agreement. Notwithstanding anything herein to the contrary, upon the Expiration Date, the Option Right (whether vested or not) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable. The Option Right is subject to termination prior to the Expiration Date to the extent provided in the Plan or this Agreement.

6. Termination.

(a) Termination due to Death or Disability. If an Optionee’s Termination of Service is by reason of death or Disability, any portion of the Option Right that is vested and exercisable on the date of the Optionee’s Termination of Service may be exercised by the Optionee (or, in the case of death, by the legal representative of the Optionee’s estate) at any time within a period of one year after the date of such termination, but in no event beyond the expiration of the stated term of the Option Right.

(b) Termination except for Cause or due to Death or Disability. If an Optionee’s Termination of Service is for any reason other than for Cause or by reason of death or Disability, any portion of the Option Right that is vested and exercisable on the date of the Optionee’s Termination of Service may be exercised by the Optionee at any time within a period beginning on the date of Optionee’s Termination of Service and ending on the earlier of (i) ninety (90) days after the date of such Termination of Service, and (ii) the Expiration Date.

(c) Termination for Cause. If an Optionee’s Termination of Service is for Cause, the Option Right, whether vested or unvested, shall terminate and expire on the date of such termination of employment.

7. Change in Control. Upon a Change in Control, any portion of the then outstanding and unvested Option Right shall immediately vest effective as of immediately prior to such Change in Control.

8. Definitions.

(a) “Cause” means, with respect to a Optionee’s termination of employment with the Employer, the following: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or Subsidiary of the Company and the Optionee at the time of the grant of the Option Right, termination due to: (A) the Optionee’s (1) being indicted for or charged with a felony under United States or applicable state law or (2) conviction of, or plea of guilty or nolo contendere to a misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (B) perpetration by the Optionee of an illegal act, dishonesty, or fraud that could cause economic injury to, or otherwise damage the property, business, goodwill, or reputation of the Company or any Subsidiary (in each case as determined by the Committee) or any act of moral turpitude or other misconduct by the Optionee; (C) the Optionee’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or unsatisfactory performance of his or her duties for the Company or any Subsidiary; (D) willful and deliberate failure by the Optionee to perform the Optionee’s duties after the Optionee has been given notice and an opportunity to effectuate a cure, or the willful and deliberate failure by the Optionee to follow the lawful instructions of the Board, in each case as determined by the Committee; (E) the Optionee’s willful misconduct or gross negligence with regard to the Company or any Subsidiary; (F) the Optionee’s unlawful appropriation of a material corporate opportunity or breach of fiduciary duty; or (G) the Optionee’s breach of agreement with the Company or any of its Subsidiaries, including any confidentiality or other restrictive covenant entered into between the Optionee and the Company or any of its Subsidiaries or breach of Company policy; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or Subsidiary of the Company and the Optionee at the time of the grant of the Option Right that defines “cause” (or words of like import), “cause” as defined under such agreement.

(b) “Disability” means with respect to an Optionee’s Termination of Service, a permanent and total disability as defined in Section 22(e)(3) of the Code, without regard to the final sentence thereof. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

(c) “Termination of Service” means (i) with respect to an Optionee who is an officer or employee, (A) a termination of employment (for reasons other than a military or approved personal leave of absence) of an Optionee from the Company and its Subsidiaries and affiliates; or (B) when an entity that is employing an Optionee ceases to be a Subsidiary or affiliate of the Company, unless the Optionee otherwise is, or thereupon becomes, employed by the Company or another Subsidiary or affiliate of the Company at the time the entity ceases to be a Subsidiary or affiliate of the Company; in the event that an office or employee becomes a consultant or a non-employee Director upon the termination of his or her employment, unless otherwise determined by the Committee no Termination of Service shall be deemed to occur until such time as such officer or employee is no longer an officer, employee, a consultant or a non-employee Director, (ii) with respect to an Optionee who is a non-employee Director, the non-employee Director has ceased to be a Director of the Company; except that if a non-employee Director becomes an officer, employee or consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Service unless and until the Optionee has a termination of employment or consultancy, as the case may be, and (iii) with respect to an Optionee who is a consultant, (A) that the Optionee is no longer acting as a consultant to the Company or a Subsidiary or affiliate of the Company; or (B) when an entity that is retaining an Optionee as a consultant ceases to be a Subsidiary or affiliate of the Company unless the Optionee otherwise is, or thereupon becomes, a consultant to the Company or another Subsidiary or affiliate of the Company at the time the entity ceases to be a Subsidiary or affiliate of the Company; in the event that a Consultant becomes an officer, employee or non-employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee no Termination of Service shall be deemed to occur until such time as such consultant is no longer a consultant, an officer, employee or a non-employee Director.

9. Restriction on Transfer of Option Right. The provisions of Section 15 of the Plan shall apply to the Option Right.

10. No Rights as Stockholder. The Optionee shall not have any rights as a stockholder of the Company with respect to any Option Right until the Optionee becomes the holder of record of the shares of Common Stock underlying the Option Right.

11. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a) unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Benitec Biopharma Inc.

3940 Trust Way Hayward, CA. 94545

Attention:          Megan Boston

Telephone:         +1 (510) 780-0819

Email:                mboston@benitec.com

(b) if to the Optionee, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

Notwithstanding anything else in this Agreement to the contrary, any notice of exercise of the Option Right, or other document or notice required or permitted by this Agreement that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term “written agreement” as used in this Agreement shall include any document that is delivered and/or accepted electronically.

13. No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Optionee any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Optionee’s employment, consultancy or directorship at any time.

14. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

15. Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Optionee’s employment or service with the Employer.

16. Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Optionee agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

17. Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

18. Section 409A. The Option Right is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Employer does not guarantee to the Optionee any particular tax treatment of the Option Right. In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Optionee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

19. Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

20. No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

21. Counterparts; Electronic Acceptance. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), all of which taken together shall constitute one contract. Alternatively, this Agreement may be granted to and accepted by the Optionee electronically.

22. Other Shares. Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Optionee that were not acquired in connection with the grant of an award under the Plan to such Optionee shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Evidence of Award of Option Right as of the Date of Grant.

BENITEC BIOPHARMA INC.

By:
Name:	[●]
Title:	[●]

Name: [●]

Appendix I

Country-Specific Provisions

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option Right granted under the Plan if a Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the applicable Evidence of Award.

Notifications

The information in this Appendix is based on laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of an award to Participant, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to a Participant under these circumstances.

Australia

Representations and Warranties

Optionee is a person eligible to receive the Option Right and any Common Stock acquired or issued upon exercise of the Option Right without a disclosure document for the purposes of the Corporations Act 2001 (Cth) (the “Corporations Act”); and

Optionee shall not sell, transfer or otherwise dispose of the Option Right, nor Common Stock issued or acquired upon exercise of the Option Right, in Australia within 12 months of their grant, issue or sale without disclosure under the Corporations Act, unless an exemption applies.